                                                                    EXHIBIT 99.1



                     FEDERAL DEPOSIT INSURANCE CORPORATION
                            WASHINGTON, D. C. 20429

                                    FORM F-4


                                QUARTERLY REPORT
                            UNDER SECTION 13 OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                      FOR THE QUARTER ENDED JUNE 30, 1994



                                 COMMERCE BANK
                                 -------------
                 (Exact name of bank as specified in charter)

                  54-1027360                           22584
         ------------------------------------------------------------
         (I.R.S. Identification No.)       (FDIC Insurance Cert. No.)
         ------------------------------------------------------------

                                    VIRGINIA
                                    --------
                            (State of Incorporation)

                              3450 Pacific Avenue
                         Virginia Beach, Virginia 23451
                                (804)  456-1093
                                ---------------
               (Address of principal office and telephone number)


     Indicate by check mark whether the Bank (1) has filed all reports required to be filed by section 13 of the Securities Exchange Act of 1934 during the preceding 12 months (or for such reports), and (2) has been subject to such filing requirements for the past 90 days.
                   Yes     X                       No
                        -------                       -------

     Indicate the number of shares outstanding of each of the Bank's classes of common stock, as of the latest practicable date.

     2,725,163 shares of common stock ($2.50 par value) were outstanding as of June 30, 1994.

ITEM 1:  FINANCIAL STATEMENTS
COMMERCE BANK
BALANCE SHEET
(Unaudited)
(In thousands, except common stock data)

                                                                                 June 30,                       December 31,
                                                                        1994                  1993                  1993
                                                                  ----------------      ----------------      ----------------
Assets
Cash and due from banks                                           $        28,303       $        22,680       $        25,800
Temporary investments                                                      12,613                17,115                13,431
Securities:
  Held to maturity (Market value June 30, 1994 - $88,230
    1993 - $262,085, December 31, 1993 - $251,596)                         90,494               254,224               247,175
  Available for sale                                                      127,203                     -                     -
                                                                       -----------           -----------           -----------
    Total Securities                                                      217,697               254,224               247,175
Loans:
  Commercial                                                              183,013               149,698               165,409
  Consumer                                                                109,634                92,582               102,611
  Real estate mortgage                                                     96,327                86,545                88,850
  Real estate construction & development                                   14,871                14,906                17,074
  Tax-exempt                                                                6,354                 6,443                 6,477
    Less: Unearned income and deferred fees                                (1,766)               (3,090)               (2,163)
                                                                       -----------           -----------           -----------
  Loans, net of unearned income and deferred fees                         408,433               347,084               378,258
  Less: Allowance for loan losses                                          (7,188)               (6,645)               (6,527)
                                                                       -----------           -----------           -----------
  Loans, net                                                              401,245               340,439               371,731
Bank premises and equipment, net                                           19,229                16,830                18,384
Foreclosed property                                                         2,870                 4,433                 3,080
Other assets                                                               10,110                10,676                10,029
                                                                       -----------           -----------           -----------
Total assets                                                      $       692,067       $       666,397       $       689,630
- - - ------------------------------------------------------------------------------------------------------------------------------
Liabilities
Deposits:
  Noninterest bearing demand                                      $       101,268       $       102,179       $       103,197
  Interest bearing demand                                                  74,792                58,397                72,221
  Money market savings                                                    247,108               249,957               227,751
  Regular savings                                                          31,198                27,191                28,389
  Certificates of deposit less than $100,000                              146,027               150,280               164,122
  Certificates of deposit greater than $100,000                            35,999                28,182                38,461
                                                                       -----------           -----------           -----------
  Total deposits                                                          636,392               616,186               634,141
Short-term borrowings                                                           -                   175                 1,400
Long-term  debt                                                             6,790                 6,866                 6,828
Other liabilities                                                           2,292                 2,848                 3,672
                                                                       -----------           -----------           -----------
Total liabilities                                                         645,474               626,075               646,041
                                                                       -----------           -----------           -----------
Shareholders' Equity
Common stock, $2.50 par: 10,000,000 shares authorized:
  2,725,163, 2,533,914, and 2,686,792 issued and outstanding                6,813                 6,335                 6,717
Capital surplus                                                            29,787                25,721                29,062
Retained earnings                                                          10,587                 8,296                 7,810
Unrealized loss on marketable equity securities                                 -                   (30)                    -
Net unrealized loss on securities available for sale                         (594)                    -                     -
                                                                       -----------           -----------           -----------
Total shareholders' equity                                                 46,593                40,322                43,589
                                                                       -----------           -----------           -----------
Total liabilities and shareholders' equity                        $       692,067       $       666,397       $       689,630
- - - ------------------------------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of the financial statements

COMMERCE BANK
STATEMENT OF INCOME
(Unaudited)
(In thousands, except share data)

                                                Three Months Ended                        Six Months Ended
                                                      June 30,                                 June 30,
                                            1994                 1993                 1994                 1993
                                        ------------         ------------         ------------         ------------
Interest Income
Loans, including fees                  $      8,659         $      7,625         $     16,704         $     15,002
Securities held to maturity and
  available for sale                          3,344                4,075                6,885                8,077
Temporary investments                           179                  164                  343                  323
                                        ------------         ------------         ------------         ------------
    Total interest income                    12,182               11,864               23,932               23,402
Interest Expense
Deposits                                      4,865                5,133                9,602               10,311
Short-term borrowings                             -                    7                   30                    9
Long-term debt                                  167                  159                  331                  304
                                        ------------         ------------         ------------         ------------
    Total interest expense                    5,032                5,299                9,963               10,624
                                        ------------         ------------         ------------         ------------
Net Interest Income                           7,150                6,565               13,969               12,778
    Provision for loan losses                   600                  725                1,200                1,525
                                        ------------         ------------         ------------         ------------
Net Interest Income After
  Provision For Loan Losses                   6,550                5,840               12,769               11,253
Noninterest Income
Service charges on deposit accounts           1,021                  825                1,960                1,595
Mortgage brokerage income                       391                  622                  981                1,368
Credit card merchant fees                       275                  234                  471                  402
Securities gains                                 10                    -                   69                   86
Trust income                                    172                  165                  342                  315
Other income                                    499                  344                  939                  597
                                        ------------         ------------         ------------         ------------
    Total noninterest income                  2,368                2,190                4,762                4,363
Noninterest Expenses
Salaries and benefits                         2,818                2,656                5,693                5,211
Occupancy of bank premises                      688                  591                1,353                1,174
Furniture and equipment                         465                  387                  879                  811
Other expenses                                2,291                1,908                4,301                3,684
                                        ------------         ------------         ------------         ------------
    Total noninterest expenses                6,262                5,542               12,226               10,880
                                        ------------         ------------         ------------         ------------
Income Before Income Taxes                    2,656                2,488                5,305                4,736
Provision for income taxes                      815                  840                1,703                1,588
                                        ------------         ------------         ------------         ------------
Net Income                             $      1,841         $      1,648         $      3,602         $      3,148
- - - ---------------------------------------------------------------------------------------------------------------------
Net Income Per Share
  Primary                              $       0.66         $       0.60         $       1.29         $       1.15
  Fully diluted                                0.63                 0.57                 1.23                 1.11
Weighted Average Shares Outstanding
  Primary                                     2,789                2,748                2,802                2,726
  Fully diluted                               3,050                3,018                3,068                2,993
- - - ---------------------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of the financial statements

COMMERCE BANK
STATEMENT OF CASH FLOWS
(Unaudited)
(In thousands)

Six months ended June 30,                                                1994               1993
                                                                    -------------       -------------
Cash Flows From Operating
 Activities:
Net income                                                         $       3,602       $       3,148
Adjustments to reconcile net income to
     cash provided by operating activities:
     Provision for loan losses                                             1,200               1,525
     Depreciation and amortization of premises and equipment                 913                 774
     Net amortization of premiums and accretion of discounts                 361                 337
     Amortization of intangible assets                                       136                 161
     Gain on sale of securities available for sale                           (69)                  -
     Gain on sale of securities held to maturity                               -                 (86)
     (Increase) decrease in deferred income tax benefits                     (90)                  6
     (Decrease) increase in interest receivable                               17                 (43)
     Decrease in interest payable                                           (273)                (66)
     Decrease in other liabilities                                        (1,133)               (462)
     Decrease in other assets                                                 66               1,103
                                                                    -------------       -------------
     Net cash provided by operating activities                             4,730               6,397
                                                                    -------------       -------------

Cash Flows From Investing Activities:
     Securities held to maturity:
      Proceeds from maturities, calls and prepayments                          -              12,651
      Proceeds from sales                                                      -               5,062
      Purchases                                                          (23,483)            (33,508)
     Securities available for sale:
      Proceeds from maturities, calls and prepayments                     29,016                   -
      Proceeds from sales                                                 23,653                   -
     Net decrease (increase) in temporary investments                        818               6,800
     Purchases of premises and equipment                                  (1,758)               (860)
     Net sale (repurchase) of loan participations                            232                (512)
     Net increase in loans                                               (30,946)            (19,225)
                                                                    -------------       -------------
     Net cash used in investing activities                                (2,468)            (29,592)
                                                                    -------------       -------------

Cash Flows From Financing Activities:
     Net increases in deposit accounts                                     2,251              18,202
     Proceeds from issuance of common stock                                  218                 318
     Net decrease in short-term borrowing                                 (1,400)               (388)
     Principal payments on capital lease obligations                         (38)                (45)
     Cash dividends paid                                                    (790)               (444)
                                                                    -------------       -------------
     Net cash provided by financing activities                               241              17,643
                                                                    -------------       -------------

Net (decrease) increase in cash and due from banks                         2,503              (5,552)
Cash and due from banks at beginning of period                            25,800              28,232
                                                                    -------------       -------------
Cash and due from banks at end of period                           $      28,303       $      22,680
- - - ----------------------------------------------------------------------------------------------------------
Supplemental Disclosures Of Cash Flow Information:
Cash paid during the period:
     Interest                                                      $      10,236       $      10,690
     Income taxes                                                          2,149               1,887
Noncash financing and investing activities:
     Capital lease obligation                                                  -               1,285
- - - ----------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of the  financial statements.

COMMERCE BANK
STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

(Unaudited)
(In thousands)
                                                                                                             Unrealized
                                                                                                              Loss on
                                                                                                             Marketable
                                                              Common Stock         Capital      Retained       Equity
                                                          --------------------
                                                           Shares      Amount      Surplus      Earnings      Security       Total
                                                          --------    --------    ---------    ----------    ----------    --------

Six months ended June 30, 1993
Balance at January 1, 1993                                  2,511     $ 6,278     $ 25,460     $   5,705     $   (30)      $ 37,413
Net income                                                       -           -            -        3,148              -       3,148
Issuance of common stock                                       23          57          261              -             -         318
Cash dividends declared                                          -           -            -         (557)             -        (557)

                                                          --------    --------    ---------    ----------    ----------    --------

Balance at June 30, 1993                                    2,534     $ 6,335     $ 25,721     $   8,296     $   (30)      $ 40,322
                                                          --------    --------    ---------    ----------    ----------    --------


Six months ended June 30, 1994
Balance at January 1, 1994                                  2,687     $ 6,717     $ 29,062     $   7,810     $        -    $ 43,589
Adjustment to beginning balance for change in
 accounting method for net unrealized gain on
 securities available for sale, net of tax of $1,253,000                     -            -        2,327              -       2,327
Net income                                                       -           -            -        3,602              -       3,602
Issuance of common stock                                       38          96          725              -             -         821
Change in net unrealized loss on securities
 available for sale, net of tax effect                           -           -            -       (2,921)             -      (2,921)

Cash dividends declared                                          -           -            -         (825)             -        (825)

                                                          --------    --------    ---------    ----------    ----------    ---------

Balance at June 30, 1994                                    2,725     $ 6,813     $ 29,787     $   9,993     $        -    $ 46,593
- - - ----------------------------------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of the financial statements

COMMERCE BANK
Form F-4
June 30, 1994


Notes to Financial Statements
- - - -----------------------------

Note 1.  General
         -------

     The financial statements in this report have not been audited. In the opinion of management, all adjustments necessary for a fair presentation of the financial position and results of operations for the interim periods have been made. All such adjustments are of a normal recurring nature. These statements should be read in conjunction with the 1993 annual report on Form F-2 and the March 31, 1994 report on Form F-4. Results of operations for the six months ended June 30, 1994 are not necessarily indicative of the results of operations for the full year or any other interim periods.


Note 2.  Merger with BB&T Financial Corporation
         --------------------------------------

     Commerce Bank ("Commerce") entered into an Agreement and Plan of Reorganization, dated as of June 24, 1994 (the "Agreement"), with BB&T Financial Corporation, a bank holding company headquartered in Wilson, North Carolina ("BB&T"). The Agreement provides for the merger of Commerce with and into a subsidiary of BB&T.

     As an inducement for BB&T to enter into the Agreement, Commerce entered into a Stock Option Agreement, dated as of June 24, 1994 (the "Option Agreement"), whereby it granted BB&T an irrevocable option (the "Option") to purchase up to that number of shares of Commerce's common stock (the "Option Shares") as would equal 19.9% of the aggregate shares of Commerce common stock that would be outstanding immediately after the issuance of the Option Shares upon full exercise of the Option, at a price of $31.50 per Option Share. The Option is exercisable, in whole or in part, at any time and from time to time for a designated period of time following the occurrence of a "Purchase Event" (as defined in the Option Agreement).


Note 3.  Commitments
         -----------

     At June 30, 1994, the amount of off-balance sheet commitments to extend credit were $69.0 million and standby letters of credit and financial guarantees were $5.25 million.

COMMERCE BANK
Form F-4
June 30, 1994


Note 4.  Accounting Change
         -----------------

     Effective January 1, 1994, Commerce adopted Statement of Financial Accounting Standard No. 115 ("SFAS 115") "Accounting for Certain Investments in Debt and Equity Securities". In accordance with SFAS 115, prior period financial statements have not been restated to reflect the change in accounting principle. SFAS 115 requires that certain securities be classified into one of three categories: held to maturity, available for sale, or trading based on management's ability and intent at time of purchase. Securities classified as held to maturity are carried at their amortized cost; securities classified as available for sale are carried at their fair values with the amount of unrealized gains or losses, net of income taxes, reported as a separate component of shareholders' equity; and securities classified as trading are carried at their fair value with the unrealized gains or losses included in earnings.

     As a result of the adoption of SFAS 115, on January 1, 1994, Commerce classified securities with a fair value of approximately $155 million as securities available for sale. The opening balance of shareholders' equity was increased by $2.32 million relating to net unrealized gain on securities available for sale of $3.58 million, less applicable income taxes of $1.25 million. Prior to the adoption of SFAS 115, securities deemed available for sale were carried at the lower of aggregate amortized cost or market value.


Note 5.  Earnings Per Share
         ------------------

     Primary earnings per share are calculated on the basis of the weighted average number of shares outstanding during the period after giving retroactive effect to the 5% stock dividends declared in 1993 and 1992. Dilutive stock options have been converted to common stock equivalents for the calculation of weighted average shares outstanding based upon the average market price of Commerce's common stock. Fully diluted earnings per share assumes the conversion of outstanding convertible subordinated capital notes and elimination of interest paid thereon, after tax effect, and the exercise of dilutive stock options, as of the beginning of each period. The dilutive effect of outstanding options and convertible subordinated debt is computed using the greater of the closing price or the average market price of Commerce's stock. The computation of earnings per share is provided on the following page.

COMMERCE BANK
Form F-4
June 30,1994


Earnings per share were determined as follows:

(In thousands, except per share)

                                                          Three Months Ended            Six Months Ended
                                                                June 30,                     June 30,

                                                           1994       1993              1994      1993
                                                          ------     ------            ------    ------
   Primary
   Average common shares outstanding                       2,695      2,674             2,705     2,649
   Dilutive common stock options assumed exercised            94         74                97        77
   ----------------------------------------------------------------------------------------------------
   Average primary shares outstanding                      2,789      2,748             2,802     2,726
   ----------------------------------------------------------------------------------------------------
   Net Income                                             $1,841     $1,648            $3,602    $3,148
   Per Share Amount                                          .66        .60              1.29      1.15
   ----------------------------------------------------------------------------------------------------
   Fully diluted
   Average common shares outstanding                       2,695      2,674             2,705     2,649
   Dilutive common stock options                              92         81               100        81
   Dilutive convertible subordinated capital
    notes assumed converted                                  263        263               263       263
   ----------------------------------------------------------------------------------------------------
   Average fully diluted shares outstanding                3,050      3,018             3,068     2,993
   ----------------------------------------------------------------------------------------------------
   Net Income                                             $1,841     $1,648            $3,602    $3,148
   Add interest on convertible subordinated
    capital notes, after taxes                                81         81               162       162
   ----------------------------------------------------------------------------------------------------
   Adjusted net income                                    $1,922     $1,729            $3,764    $3,310
   ----------------------------------------------------------------------------------------------------
   Per share amount                                         $.63       $.57             $1.23    $ 1.11
   ----------------------------------------------------------------------------------------------------

COMMERCE BANK                                               FINANCIAL HIGHLIGHTS
(Dollars in thousands, except
  per share data)

                                      Three Months Ended                                     Six Months Ended
                                           June 30,                                              June 30,
                                                                    Increase                                             Increase
                                      1994             1993        (Decrease)              1994            1993         (Decrease)
                                 ------------     ------------    -----------          ------------    ------------    ------------
Earnings:
Net interest income              $     7,150      $     6,565             8.9 %        $    13,969     $    12,778             9.3 %

Net income                             1,841            1,648            11.7                3,602           3,148            14.4
- - - ------------------------------------------------------------------------------------------------------------------------------------

Per Share Data:
Net income :
   Primary                       $      0.66      $      0.60            10.0 %        $      1.29     $      1.15            12.2 %
   Fully diluted                        0.63             0.57            10.5                 1.23            1.11            10.8
Book value at period end                -                -                                   17.10           15.91             7.5
Cash dividends                          0.15             0.12            25.0                 0.30            0.22            36.4
- - - ------------------------------------------------------------------------------------------------------------------------------------

Selected Financial Ratios:
Return on average assets                1.07 %           1.01 %                               1.06 %          0.99 %
Return on average equity               16.00            16.56                                15.62           16.21
Net interest spread                     3.94             3.81                                 3.88            3.80
Net interest margin                     4.51             4.37                                 4.44            4.35
Net overhead ratio                      2.46             2.23                                 2.40            2.25
Average loans / average deposits       63.29            56.48                                62.58           56.00
- - - ------------------------------------------------------------------------------------------------------------------------------------

Daily Averages:
Assets                           $   688,284      $   652,170             5.5 %        $   685,716     $   640,941             7.0 %

Earning assets                       635,945          602,499             5.6              633,949         592,057             7.1
Loans, net of unearned income        400,133          339,361            17.9              392,227         333,154            17.7
Investment securities                221,782          246,729           (10.1)             228,293         243,380            (6.2)
Deposits                             632,194          600,887             5.2              626,807         590,961             6.1
Shareholders' equity                  46,145           39,922            15.6               46,484          39,158            18.7
Primary shares outstanding             2,789            2,748             1.5                2,802           2,726             2.8
Fully diluted shares outstanding       3,050            3,018             1.1                3,068           2,993             2.5
- - - ------------------------------------------------------------------------------------------------------------------------------------

At Period End:
Assets                                                                                 $   692,067     $   666,397             3.9 %

Earning assets                                                                             638,743         619,422             3.1
Loans, net of unearned income                                                              408,433         347,084            17.7
Investment securities                                                                      217,697         254,224           (14.4)
Deposits                                                                                   636,392         616,186             3.3
Shareholders' equity                                                                        46,593          40,322            15.6
Allowance for loan losses                                                                    7,188           6,645             8.2
Nonperforming assets                                                                         5,273           4,877             8.1
- - - ------------------------------------------------------------------------------------------------------------------------------------

Risk-Based Capital Ratios:
Tier I                                                                                       10.27 %          9.71 %
Total                                                                                        12.63           12.23
Tier I leverage                                                                               6.67            5.99
Total risk weighted assets                                                             $   450,871     $   394,039
- - - ------------------------------------------------------------------------------------------------------------------------------------


COMMERCE BANK
Selected Quarterly Financial Data
(Dollars in thousands, except
  per share data)

                                         Second            First           Fourth            Third           Second
                                         Quarter          Quarter          Quarter          Quarter          Quarter
                                          1994             1994             1993             1993             1993
- - - -----------------------------------------------------------------------------------------------------------------------
Results of operations:
Interest income                     $    12,182      $    11,750      $    11,888      $    11,957      $    11,864
Interest expense                          5,032            4,931            5,167            5,192            5,299
- - - -----------------------------------------------------------------------------------------------------------------------
Net interest income                       7,150            6,819            6,721            6,765            6,565
Provision for loan losses                   600              600              600              700              725
- - - -----------------------------------------------------------------------------------------------------------------------
Net interest income after
  provision for loan losses               6,550            6,219            6,121            6,065            5,840
Noninterest income                        2,358            2,335            2,346            2,625            2,190
Securities gains                             10               59               53            1,268                -
Noninterest expense (1)                   6,262            5,964            5,995            6,831            5,542
- - - -----------------------------------------------------------------------------------------------------------------------
Income before income taxes                2,656            2,649            2,525            3,127            2,488
Provision for income taxes                  815              888              834            1,415              840
- - - -----------------------------------------------------------------------------------------------------------------------
Net income                          $     1,841      $     1,761      $     1,691      $     1,712      $     1,648
=======================================================================================================================
Per Share Data:
Net income :
   Primary                          $      0.66      $      0.63      $      0.61      $      0.62      $      0.60
   Fully diluted                           0.63             0.60             0.58             0.60             0.57
Book value at period end                  17.10            17.09            16.22            16.48            15.91
Cash dividends                             0.15             0.15             0.15             0.14             0.12
Common stock price: (2)
   High                                   39.00            27.50            25.50            25.50            25.50
   Low                                    24.50            25.50            23.00            22.75            22.50
   Close                                  39.00            26.50            24.00            23.75            25.50
=======================================================================================================================
Average Balance Sheet Data
Assets:
Loans, net of unearned income       $   400,133      $   384,233      $   369,323      $   354,239      $   339,361
Investment securities                   221,782          234,876          245,039          240,369          246,729
Temporary Investments                    14,030           12,821           12,356           20,941           16,409
- - - -----------------------------------------------------------------------------------------------------------------------
Total earning assets                    635,945          631,930          626,718          615,549          602,499

Allowance for loan losses                (6,912)          (6,809)          (6,844)          (6,713)          (6,313)
Other Assets                             59,251           57,998           58,637           56,375           55,984
Total Assets                        $   688,284      $   683,119      $   678,511      $   665,211      $   652,170
=======================================================================================================================
Liabilities and Shareholders'
   Equity:
Interest bearing deposits           $   532,136      $   528,279      $   529,081      $   516,719      $   511,875
Short-term borrowings                        77            3,623            1,337              818              859
Long-term borrowings                      6,799            6,818            6,837            6,856            6,878
- - - -----------------------------------------------------------------------------------------------------------------------
Total interest bearing liabilities      539,012          538,720          537,255          524,393          519,612
Non interest bearing liabilities        103,127           93,081           98,291           99,022           92,636
Equity                                   46,145           46,828           42,965           41,796           39,922
- - - -----------------------------------------------------------------------------------------------------------------------
Total liabilities and equity        $   688,284      $   683,119      $   678,511      $   665,211      $   652,170
=======================================================================================================================
Financial Ratios:
Return on average assets                   1.07 %           1.05 %           0.99 %           1.02 %          1.01 %
Return on average equity                  16.00            15.25            15.61            16.25           16.56
Net interest margin                        4.51             4.38             4.28             4.36            4.37
=======================================================================================================================

(1) The third quarter of 1993 included a non-recurring, noncash adjustment of $910,000 for the write down of an intangible asset.
(2) As reported by NASDAQ

COMMERCE BANK
Form F-4
June 30,1994


ITEM 2:  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
     CONDITION AND RESULTS OF OPERATIONS


     The following discussion is intended to assist readers in understanding and evaluating the results of operations and financial condition of Commerce Bank ("Commerce"). The following should be read in conjunction with Commerce's 1993 Annual Report on Form F-2 and the March 31, 1994 report on Form F-4.

Performance Summary
- - - -------------------

     Net income for the second quarter of 1994 was $1.84 million and represented a 11.7% increase over second quarter earnings for 1993 of $1.65 million.
Primary earnings per share were $.66 compared with $.60, and fully diluted earnings per share were $.63 compared with $.57 for the second quarter of 1994 compared with 1993. Net income for the first six months of 1994 was $3.60 million or 14.4% above comparable 1993 net income of $3.15 million. Primary earnings per share were $1.29 compared with $1.15, and fully diluted earnings per share were $1.23 compared with $1.11 for the second half of 1993. The increase in net income for the second quarter and first half of 1993 was due to a higher net interest income, increased noninterest income and a lower provision for loan losses. Net income for the second quarter of 1994 was 4.54%, or $80,000 above the $1.76 million reported for the first quarter of 1994.

     The return on annualized average assets was 1.07% for the second quarter of 1994 compared with 1.01% for the same period in 1993. The annualized return of average equity was 16.00% for the second quarter of 1994. In comparison, ROE was 16.56% for the same period of 1993. ROA for the first half of 1994 was 1.06% while ROE was 15.62% compared with .99% and 16.21% for the first half of 1993, respectively.

     Total assets at June 30, 1994 were $692.1 million while total deposits were $636.4 million and represented a 3.9% and 3.3% growth rate over the prior year levels, respectively. Average earning assets increased 5.6% to $635.9 million during the second quarter of 1994 when compared with 1993.

COMMERCE BANK
Form F-4
June 30, 1994


     The following table presents an analysis of Commerce's return on average assets and equity.

                                                            June 30,               March 31,
Three Months Ended                                     1994          1993            1994
                                                    ----------    ----------      ----------
As a percent of average earning assets:
 Net Interest Income                                     4.51 %        4.42 %          4.38 %
 Provision for Loan Losses                              (0.38)        (0.49)          (0.39)
 Noninterest Income                                      1.49          1.47            1.50
 Noninterest Expenses                                   (3.95)        (3.73)          (3.83)
 Securities Gains                                        0.01             -            0.04
 Applicable Income Taxes                                (0.51)        (0.57)           0.57
                                                    ----------    ----------      ----------
Return on Average Earning Assets                         1.16 %        1.10 %          1.13 %
 Multiplied by
Average Earning Assets to Average Total Assets          92.40         92.38           92.51
                                                    ----------    ----------      ----------
Return on Average Assets                                 1.07 %        1.01 %          1.05 %
 Multiplied by
Ratio of Average Assets to Average Equity               14.95         16.40           14.52
                                                    ----------    ----------      ----------
Return on Average Total Equity                          16.00 %       16.56 %         15.25 %
- - - ---------------------------------------------------------------------------------------------

EARNINGS ANALYSIS

Net Interest Income
- - - -------------------

     Net interest income, the principal source of Commerce's earnings, is the amount of income generated by interest-earning assets (primarily loans and investment securities) reduced by the total interest cost of the funds (chiefly deposits) incurred to carry them.

     Net interest income for the second quarter of 1994 was $7.15 million, a 8.9% increase over comparative 1993. Net interest income for the first half of 1994 was $14.0 million or 9.3% above comparative 1993. Net interest margin for the second quarter and first half of 1994 was 4.51% and 4.44%, respectively, and represented an improvement from 4.37% and 4.35% for the comparative periods of 1993. The increase in net interest income for 1994 benefitted from growth in average earning assets, including 18% loan growth for both periods, and favorable interest rate spreads due to a reduced cost of funds. Net interest spread for the second quarter of 1994 was 3.94% versus 3.81% for the second quarter of 1993

COMMERCE BANK
Form F-4
June 30, 1994


and 3.83% for the first quarter of 1994. Net interest spread for the first half of 1994 improved 8 basis points, to 3.88% from 3.80% for the first half of 1993. Average earning assets increased $33.4 million, or 5.6%, rising from $602.5 million for the second quarter of 1993 to $635.9 million in 1994. Average earning assets for the first half of 1994 were $633.9 million, or 7.1% above $592.0 million for comparative 1993. Average earning assets increased 6.4% during the second quarter of 1994 when compared with the first quarter of 1994 while the mix reflected continued growth in loans.

     The annualized yield on earning assets decreased 22 basis points, from 7.90% for the second quarter of 1993 to 7.68% for comparative 1994.

     The annualized cost of interest bearing liabilities decreased 35 basis points, from 4.09% for the second quarter of 1993 to 3.74% for the second quarter of 1994. The decrease in annualized cost of interest bearing liabilities is due to the deposit mix to a greater proportion of rate sensitive products, increased noninterest bearing deposits, and lower rates of interest. (See Deposits). The cost of interest bearing liabilities decreased 16 basis points, from 3.71% for the first quarter of 1994 to 3.74% for the second quarter of 1994.

     Substantially, the same factors impacted net interest income when comparing the first half of 1994 with 1993 as were discussed above for the three months ended June 30, 1994 and 1993.

   COMMERCE BANK
   Form F-4
   June 30, 1994


     The following tables provide Commerce's average balance sheet, interest earned or paid and the related yields and rates on major categories.

(Dollars in thousands)                              Three Months Ended June 30, / Three Months Ended June 30,
                              ----------------------------------------------------------------------------------------------------
                                 Average Balance         Income/Expense        Yield/Rate                      Change due to (3)
                              ---------------------   ---------------------  ---------------     Increase   ----------------------
       Assets:                   1994        1993        1994        1993     1994     1993     (Decrease)     Rate       Volume
                              ----------  ----------  ---------   ---------  -------  ------    ----------  ---------   ----------
  Loans, net of unearned
   income & deferred fees
   (1)(2)                     $ 400,133   $ 339,361   $  8,659    $  7,625     8.68 %  9.01 %   $   1,034   $   (270)   $   1,304
  Investment securities(2)      221,782     246,729      3,344       4,075     6.05    6.62          (731)      (336)        (395)
  Temporary investments          14,030      16,409        178         164     5.12    4.01            15         40          (26)
                              ----------  ----------  ---------   ---------                     ----------  ---------   ----------
    Total earning assets        635,945     602,499     12,181      11,864     7.68    7.90           318       (566)         883
  Allowance for loan losses      (6,723)     (6,313)
  Nonearning assets              59,062      55,984
                              ----------  ----------
    Total assets              $ 688,284   $ 652,170
                              ==========  ==========
       Liabilities &
       Shareholders' Equity:
  Interest bearing deposits   $ 532,136   $ 511,875   $  4,865    $  5,133     3.67 %  4.02 %   $    (268)  $   (464)   $     196
  Short-term borrowings              77         859           -          7     2.59    3.27            (7)        (1)          (6)
  Long-term debt                  6,799       6,878        167         159     9.85    9.27             8         10           (2)
                              ----------  ----------  ---------   ---------                     ----------  ---------   ----------
    Total interest bearing
     liabilities                539,012     519,612      5,032       5,299     3.74    4.09          (267)      (455)         188
  Noninterest bearing
   liabilities                  103,127      92,636
  Shareholders' equity           46,145      39,922
                              ----------  ----------
    Total liabilities &
     equity                   $ 688,284   $ 652,170
                              ==========  ==========  ---------   ---------                     ----------  ---------   ----------
  Net interest income                                 $  7,149    $  6,565                      $     585   $   (111)   $     695
                                                      =========   =========                     ==========  =========   ==========
  Net interest spread                                                          3.94 %  3.81 %

  Net interest margin                                                          4.51 %  4.37 %

- - - ----------------------------------------------------------------------------------------------------------------------------------

                                                       Three Months Ended June 30, / Three Months Ended March 31,
                              ---------------------------------------------------------------------------------------------------
                                 Average Balance         Income/Expense        Yield/Rate                      Change due to (3)
                              ---------------------   ---------------------  ---------------     Increase   ----------------------
       Assets:                   1994        1993        1994        1993     1994     1993     (Decrease)     Rate       Volume
                              ----------  ----------  ---------   ---------  -------  ------    ----------  ---------   ----------
  Loans, net of unearned
   income & deferred fees
   (1)(2)                     $ 400,133   $ 384,233   $  8,659    $  8,045     8.68 %  8.49 %   $     614   $    214    $     400
  Investment securities(2)      221,782     234,876      3,344       3,541     6.05    6.11          (197)       (29)        (168)
  Temporary investments          14,030      12,821        178         164     5.12    5.19            14         (2)          16
                              ----------  ----------  ---------   ---------                     ----------  ---------   ----------
    Total earning assets        635,945     631,930     12,181      11,750     7.68    7.54           431        183          248
  Allowance for loan losses      (6,723)     (6,723)
  Nonearning assets              59,062      57,912
                              ----------  ----------
    Total assets              $ 688,284   $ 683,119
                              ==========  ==========
Liabilities &
 Shareholders' Equity:
  Interest bearing deposits   $ 532,136   $ 528,279   $  4,865    $  4,737     3.67 %  3.64 %   $     128   $     67    $      61
  Short-term borrowings              77       3,623           -         29     2.59    2.50           (29)        (5)         (24)
  Long-term debt                  6,799       6,818        166         165     9.79    9.81             1          0            1
                              ----------  ----------  ---------   ---------                     ----------  ---------   ----------
    Total interest bearing
     liabilities                539,012     538,720      5,031       4,931     3.74    3.71           100         62           38
  Noninterest bearing
   liabilities                  103,127      97,571
  Shareholders' equity           46,145      46,828
                              ----------  ----------
    Total liabilities &
     equity                   $ 688,284   $ 683,119
                              ==========  ==========  ----------  ----------                    ----------  ---------   ----------
  Net interest income                                 $   7,150   $   6,819                     $     331   $    121    $     210
                                                      ==========  ==========                    ==========  =========   ==========
  Net interest spread                                                          3.94 %  3.83 %

  Net interest margin                                                          4.51 %  4.38 %
- - - ----------------------------------------------------------------------------------------------------------------------------------

   COMMERCE BANK
   Form F-4
   June 30, 1994


                                                    Three Months Ended June 30, / Three Months Ended June 30,
                              ----------------------------------------------------------------------------------------------------
                                 Average Balance         Income/Expense        Yield/Rate                      Change due to (3)
                              ---------------------   ---------------------  ---------------     Increase   ----------------------
       Assets:                   1994        1993        1994        1993     1994     1993     (Decrease)    Rate        Volume
                              ----------  ----------  ---------   ---------  -------  ------    ----------  ---------   ----------
  Loans, net of unearned
   income & deferred fees
   (1)(2)                     $ 392,227   $ 333,154   $ 16,704    $ 15,002     8.59 %  9.14 %   $   1,702   $   (925)   $   2,627
  Investment securities(2)      228,293     243,380      6,885       8,077     6.08    6.69        (1,192)      (710)        (482)
  Temporary investments          13,429      15,523        343         323     5.15    4.19            20         68          (48)
                              ----------  ----------  ---------   ---------                     ----------  ---------   ----------
    Total earning assets        633,949     592,057     23,932      23,402     7.61    7.97           530     (1,567)       2,097
  Allowance for loan losses      (6,818)     (6,101)
  Nonearning assets              58,585      54,985
                              ----------  ----------
    Total assets              $ 685,716   $ 640,941
                              ==========  ==========
       Liabilities &
        Shareholders' Equity:
  Interest bearing deposits   $ 530,218   $ 506,784   $  9,602    $ 10,311     3.65 %  4.10 %   $    (709)  $ (1,170)   $     461
  Short-term borrowings           1,840         646         30           9     3.29    2.81            21          1           20
  Long-term debt                  6,808       6,450        331         304     9.80    9.50            27          9           18
                              ----------  ----------  ---------   ---------                     ----------  ---------   ----------
    Total interest bearing
     liabilities                538,866     513,880      9,963      10,624     3.73    4.17          (661)    (1,160)         499
  Noninterest bearing
   liabilities                  100,366      87,903
  Shareholders' equity           46,484      39,158
                              ----------  ----------
    Total liabilities &
     equity                   $ 685,716   $ 640,941
                              ==========  ==========                                            ----------  ---------   ----------
  Net interest income                                 $ 13,969    $ 12,778                      $   1,191   $   (407)   $   1,598
                                                      =========   =========                     ==========  =========   ==========
  Net interest spread                                                          3.88 %  3.80 %

  Net interest margin                                                          4.44 %  4.35 %
- - - ----------------------------------------------------------------------------------------------------------------------------------

(1) Includes nonaccrual loans, and income on such loans is recognized on a cash basis.
(2) Interest and yields are presented on a book basis, as tax-equivalent adjustments are not significant.
(3) The changes for each category of income and expenses are divided between the portion of change attributable to the variances in average levels and yields or rates for that category, with the amount of change that cannot be separated being allocated to each variance proportionately.


Noninterest Income
- - - ------------------

     Total noninterest income was $2.37 million for the second quarter of 1994, representing a 8.1% increase over the same period of 1993. Total noninterest income, exclusive of securities gains, for the first half of 1994 was $4.69 million, or 9.7% above the $4.28 million earned in comparative 1993. Commerce recorded $69,000 in securities gains during the first half of 1994 compared with $86,000 for the same period of 1993. Noninterest income, exclusive of securities gains, for the second quarter of 1994 was $23,000 or 1.0% above the first quarter of 1994.

     The increase in noninterest income, exclusive of securities gains and mortgage brokerage income, for the second quarter and first half of 1994 benefitted from growth in all categories of income. The decrease in mortgage brokerage income reflects a decline in refinancing activity due to increased interest rates.

   COMMERCE BANK
   Form F-4
   June 30, 1994

The following tables provide an analysis of noninterest income.

(Dollars in thousands)

                                                                      Increase(Decrease)
                             ----------------------------------------------------------------------------------------------------
                                                                                           Three Months Ended June 30, /
                             ------------------------------------------------      ----------------------------------------------
                                        Three Months Ended June 30,                        Three Months Ended March 31,
                             ------------------------------------------------      ----------------------------------------------
                                                           1994 over 1993                                       1994 over 1994
                                                       ----------------------                               ----------------------
                               1994         1993        Amount       Percent         1994         1994       Amount       Percent
                             --------     --------     --------     ---------      --------     --------    --------     ---------
Service charges on deposit
  accounts                   $ 1,021      $   825      $   196         23.8 %      $ 1,021      $   939     $    82          8.7 %
Mortgage brokerage income        391          622         (231)       (37.1)           391          590        (199)       (33.7)
Credit card merchant fees        275          234           41         17.5            275          196          79         40.3
Trust income                     172          165            7          4.2            172          170           2          1.2
Other income                     499          344          155         45.1            499          440          59         13.4
                             --------     --------     --------                    --------     --------    --------
                               2,358        2,190          168          7.7          2,358        2,335          23          1.0
Securities gains                  10             -          10          n/m             10           59         (49)       (83.1)
                             --------     --------     --------                    --------     --------    --------
    Total noninterest
     income                  $ 2,368      $ 2,190      $   178          8.1 %      $ 2,368      $ 2,394     $   (26)        (1.1) %
                             ========     ========     ========                    ========     ========    ========

                                                                               Six Months Ended June 30,
                                                                 ----------------------------------------------------
                                                                                                1994 over 1993
                                                                                         ----------------------------
                                                                    1994        1993         Amount          Percent
                                                                 --------    --------    ------------    ------------
                    Service charges on deposit accounts           $  1,960    $  1,595    $       365        22.9 %
                    Mortgage brokerage income                          981       1,368           (387)      (28.3)
                    Credit card merchant fees                          471         402             69        17.2
                    Trust income                                       342         315             27         8.6
                    Other income                                       939         597            342        57.3
                                                                  --------    --------    ------------
                                                                     4,693       4,277            419         9.7
                    Securities gains                                    69          86            (17)      (19.8)
                                                                  --------    --------    ------------
                       Total noninterest income                   $  4,762    $  4,363    $       399         9.1 %
                                                                  ========    ========    ============
                n/m -- not meaningful


Noninterest Expense
- - - -------------------

     Total noninterest expense for the second quarter and first half of 1994 was $6.26 million and $12.2 million, respectively, which represented a 13.0% and 12.4% increase over the comparative periods of 1993. The increase in noninterest expense is primarily due to servicing a larger customer base in 1994.

   COMMERCE BANK
   Form F-4
   June 30, 1994



     Salaries and benefits expense was $2.82 million for the second quarter of 1994, up 6.1% from comparative 1993. Salaries and benefits for the first six months of 1994 were $5.69 million or 9.2% above comparative 1993. The higher expense reflected regular merit and promotional increases along with an increase in the number of employees to service growth in the customer base. The number of full-time-equivalent employees was 344 at June 30, 1994 compared with 304 for June 30, 1993.

     Occupancy of bank premises expense increased 15.2% or $179,000, during the first half of 1994 when compared with 1993 due to scheduled rent increases and increased lease space for branch locations and operations. Furniture and equipment expense increased 8.4% or $68,000 during the first half of 1994 over comparative 1993 as a result of expenses associated with maintenance and depreciation charges from equipment upgrades. FDIC insurance premiums increased 7.7%, or $50,000, during the first half of 1994 when compared with 1993 due to growth in the deposit base.

     Other expenses increased 18.7%, or $567,000 for the first half of 1994 when compared with 1993. The increase was primarily due to the added expenses of supporting customer services.

     Noninterest expense for the second quarter of 1994 increased $298,000 or 5.0% when compared with the first quarter of 1994.

   COMMERCE BANK
   Form F-4
   June 30, 1994


     The following tables provide an analysis of noninterest expense.

(Dollars in thousands)

                                                              Increase(Decrease)
                             -------------------------------------------------------------------------------------
                                                                                 Three Months Ended June 30,
                             --------------------------------------         --------------------------------------
                                  Three Months Ended June 30,/                   Three Months Ended March 31,
                             --------------------------------------         --------------------------------------
                                                    1994 over 1993                                 1994 over 1994
                                                   ----------------                               ----------------
                              1994       1993      Amount   Percent          1994        1994     Amount   Percent
                             -------    -------    ------   -------         -------     -------   ------   -------
Salaries and benefits        $ 2,818    $ 2,656    $  162     6.1 %         $ 2,818     $ 2,875   $  (57)    (2.0)%
Occupancy of bank premises       688        591        97    16.4               688         665       23      3.5
Furniture and equipment          465        387        78    20.2               465         414       51     12.3
FDIC insurance premiums          351        326        25     7.7               351         351        -        -
Other expenses                 1,940      1,582       358    22.6             1,940       1,659      281     16.9
                             -------    -------    ------                   -------     -------   ------
Total noninterest expenses   $ 6,262    $ 5,542    $  720    13.0 %         $ 6,262     $ 5,964   $  298      5.0 %
                             =======    =======    ======                   =======     =======   ======


                                                           Six Months Ended June 30,/
                                                     ---------------------------------------
                                                                            1994 over 1993
                                                                           -----------------
                                                      1994       1993      Amount    Percent
                                                     -------    -------    -------   -------
                        Salaries and benefits        $ 5,693    $ 5,211    $  482      9.2 %
                        Occupancy of bank premises     1,353      1,174       179     15.2
                        Furniture and equipment          879        811        68      8.4
                        FDIC insurance premiums          702        652        50      7.7
                        Other expenses                 3,599      3,032       567     18.7
                                                     -------    -------    -------
                        Total noninterest expenses   $12,226    $10,880    $1,346     12.4 %
                                                     =======    =======    =======

Provision for Income Taxes
- - - --------------------------

     Commerce reported a provision for income taxes of $815,000 and $840,000 for the second quarter of 1994 and 1993, respectively, for an effective tax rate of 30.7% and 33.8%. The provision for income taxes for the first half of 1994 was $1.70 million, or 7.2% above the 1993 level and was due to increased earnings.


BALANCE SHEET ANALYSIS

Temporary Investments
- - - ---------------------

     Temporary investments were $12.6 million at June 30, 1994 and consisted of interest bearing deposits with other banks in the amount of $1.0 million, mortgages held for sale of $1.6 million, and federal funds sold of $10.0 million. Temporary investments are used for daily cash management purposes, manage-

   COMMERCE BANK
   Form F-4
   June 30, 1994

ment of short-term interest rate opportunities and interest rate risk, and as a result daily balances vary. The average balance of temporary investments during the second quarter of 1994 was $14.0 million and represented 2.2% of total earning assets compared with $16.4 million or 2.7% for 1993. The average balance of temporary investments for the first half of 1994 was $13.4 million, or 2.1% of total average earning assets, compared with $15.5 million, or 2.62% for comparative 1993.

Securities
- - - ----------

     As further discussed under Financial Statements Note 4, Commerce adopted SFAS No. 115 effective January 1, 1994. Total securities were $217.7 million on June 30, 1994, representing a 14.4% decrease from comparative 1993.

Loans and Asset Quality
- - - -----------------------

     During the first six months of 1994, average loans, net of unearned income and deferred fees, increased 17.7% to $392.2 million and were 61.9% of total earning assets compared with 56.2% for 1993. Loans, net of unearned income were $408.4 million at June 30, 1994, or 17.7% and $61.4 million above the $347.1 million reported at June 30, 1993.

     Nonperforming assets at June 30, 1994 were $5.27 million as compared with $4.88 million a year earlier and $4.0 million at the end of 1993.

     Net loan charge-offs were $221,000 for the second quarter of 1994, compared with $291,000 for the same period of 1993. Net loan charge-offs for the first half of 1994 declined 2.2% to $539,000 from $551,000 for comparative 1993. The provision for loan losses for the second quarter of 1994 was $600,000, compared with the $725,000 provision for comparative 1993. The provision for loan losses for the first half of 1994 was $1.2 million, or 21.3% and $325,000 lower than the $1.53 million reported for comparative 1993. The decline in the provision for loan losses during 1994 correlates with a lower level of net loan charge-offs and improvement in other asset quality indicators.

     The allowance for loan losses at June 30, 1994 was $7.19 million, which was equivalent to 1.76% of period end loans, compared with 1.91% for the second quarter of 1993.

COMMERCE BANK
Form F-4
June 30, 1994


     The following table summarizes activity in the allowance for loan losses for the periods indicated.

(In thousands)
                                      Three Months Ended           Six Months Ended
                                 -------------------------------   ------------------
                                 June 30,   June 30,   March 31,         June 30,
Allowance for Loan Losses          1994       1993       1994        1994       1993
                                 --------   --------   ---------   --------   --------
Balance, beginning of period     $ 6,809    $ 6,211    $ 6,527     $ 6,527    $ 5,671
Provision charged to earnings        600        725        600       1,200      1,525
Loan charge-offs                    (314)      (402)      (411)       (725)      (774)
Loan recoveries                       93        111         93         186        223
                                 --------   --------   ---------   --------   --------
  Net charge-offs                   (221)      (291)      (318)       (539)      (551)
                                 --------   --------   ---------   --------   --------
    Balance, end of period       $ 7,188    $ 6,645    $ 6,809     $ 7,188    $ 6,645
                                 ========   ========   =========   ========   ========

     The following table shows the level of nonperforming assets and related information for the periods indicated.

(In thousands)
                                                     June 30,         June 30,         March 31,
Nonperforming assets:                                  1994             1993             1994
                                                  --------------    -------------    --------------
  Nonperforming loans                             $        2,403    $         444    $        1,494
  Foreclosed property                                      2,870            4,433             2,733
                                                  --------------    -------------    --------------
    Total nonperforming assets                             5,273            4,877             4,227
                                                  ==============    =============    ==============

Loans past due 90 days accruing interest          $        1,647    $         339    $        1,010
- - - -------------------------------------------------------------------------------------------------------
Asset Quality Ratios
Allowance for loan losses to nonperforming loans            2.99 X          14.97 X            4.56 X
Allowance for loan losses to period end loans               1.76 %           1.91 %            1.74 %
Nonperforming assets to period end loans                    1.29             1.41              0.61
Nonperforming assets to period end assets                   0.76             0.73              1.08
Net charge-offs to average loans (annualized)               0.28             0.33              0.33
- - - -------------------------------------------------------------------------------------------------------

COMMERCE BANK
Form F-4
June 30, 1994


Deposits
- - - --------

     Total deposits at June 30, 1994 were $636.4 million, representing an increase of 3.3% or $20.2 million over comparative 1993. Total average deposits increased 6.1% during the first six months of 1994 to $626.8 million when compared with the first half of 1993.

     The cost of interest bearing deposits was 3.67% for the second quarter of 1994 compared with 4.02% for the second quarter of 1993 and 3.64% for the first quarter of 1994. The cost of interest bearing deposits for the first half of 1994 was 3.65%, or 45 basis points lower than the 4.10% cost for the first half of 1993. The lower cost in 1994 reflects the continued lowering of market rates of interest.

     Average noninterest bearing demand deposits as a percentage of average total deposits were 15.41% and 14.24% during the first half of 1994 and 1993, respectively. Average noninterest bearing demand deposits were 15.8% and 14.8% of average total deposits for the second quarter of 1994 and 1993, respectively.

     The following table sets forth a summary of Commerce's various deposits categories and their respective cost rates.


(In thousands)
                                               Average Balance/Cost Rate
- - - --------------------------------------------------------------------------------------------------------------------------
                                          June 30,                June 30,                 March 31,
Three months ended,                         1994                    1993                     1994
                                         -----------             -----------             -----------
Interest bearing demand                  $   73,140    2.21 %    $   60,280    2.52 %    $   69,688    2.21 %
Money market savings                        243,938    3.31         249,506    3.62         237,718    3.14
Certificates:Less than $100,000             152,235    4.82         150,989    5.17         158,305    4.85
             Greater than $100,000           31,200    5.26          24,527    5.89          33,985    5.17
Regular savings                              31,623    2.71          26,573    2.97          28,583    2.74
                                         -----------             -----------             -----------
  Total interest bearing                    532,136    3.67         511,875    4.02         528,279    3.64
Noninterest bearing                         100,058                  89,012                  93,081
                                         -----------             -----------             -----------
  Total                                  $  632,194    3.17 %    $  600,887    3.43 %    $  621,360    3.09 %
                                         ===========             ===========             ===========


   COMMERCE BANK
   Form F-4
   June 30, 1994

(In thousands)
                                                     Average Balance/Cost Rate
- - - ---------------------------------------------------------------------------------------------
                                          June 30,                    June 30,
Six months ended,                         1994               Mix       1993             Mix
                                        --------            ------   --------          ------
Interest bearing demand                 $ 71,423    2.21 %   13.47   $ 60,086   2.62 %  11.86
Money market savings                     240,845    3.23     45.42    247,833   3.97    48.90
Certificates:Less than $100,000          154,805    4.85     29.20    151,027   5.23    29.80
             Greater than $100,000        32,585    5.23      6.15     23,233   5.89     4.58
Regular savings                           30,560    2.70      5.76     24,605   2.96     4.86
                                        --------            ------   --------          ------
  Total interest bearing                 530,218    3.65    100.00    506,784   4.10   100.00
Noninterest bearing                       96,589                       84,177
                                        --------                     --------
  Total                                 $626,807    3.21 %           $590,961   3.62 %
                                        --------                     --------


Short-Term Borrowings and Long-Term Debt
- - - ----------------------------------------

     Commerce had no short-term borrowings at June 30, 1994, however, the average balance during the first half of 1994 was $1.8 million. Long-term debt was $6.79 million at June 30, 1994 and consisted of $5.0 million, 10% convertible subordinated capital notes issued September 1, 1990 and capital lease obligations of $1.79 million.

Common Stock and Dividends
- - - --------------------------

     Commerce's Board of Directors declared a $.15 cash dividend during the second quarter of 1994 representing a 25% increase over the $.12 declared in 1993.

     The high and low prices for Commerce's common stock are set forth with other selected quarterly financial data on page 9.

Liquidity and Capital Structure
- - - -------------------------------

     Commerce continued to experience a high degree of liquidity during the second quarter of 1994, as reflected in its liquid asset ratio of 37.5% at June 30, 1994. Average loans to average deposits were 62.6% for the first half of 1994 in comparison with 56.0% for 1993.

     Shareholders' equity was $46.6 million at June 30, 1994, representing a

COMMERCE BANK
Form F-4
June 30, 1994

15.6% increase over the prior year.

     The following table provides information on the risk-based capital position of Commerce.

                                                         June 30,          December 31,
                                                     1994        1993          1993
                                                -----------   ----------   --------------
  Tier I Capital:
  Shareholders' equity                             $ 47,187    $ 40,322        $ 43,589
    Less:  intangible assets                            888       2,077           1,024
                                                -----------   -----------  --------------
       Total Tier I                                  46,299      38,245          42,565

  Tier II Capital:
  Qualifying allowance for loan losses (1)            5,655       4,947           5,460
  Mandatory convertible debt instruments              4,995       4,995           4,995
                                                -----------   ----------   --------------
       Total Tier II                                 10,650       9,942          10,455
                                                -----------   ----------   --------------

  Total Risk Based Capital                         $ 56,949    $ 48,187        $ 53,020
                                                ===========   ===========  ==============

  Total Assets                                     $692,067    $666,397        $689,630
  Total Risk Weighted Assets                        450,871     394,039         436,800


  Risk Weighted Assets to Total Assets                65.15%      59.13%          63.34%
  Risk Based Capital Ratios:
    Tier I (4% minimum requirement)                   10.27%       9.71%           9.74%
    Total (8% minimum requirement)                    12.63%      12.23%          12.14%

  Tier I Leverage Ratio (3% minimum requirement)       6.67%       5.99%           6.49%

- - - --------------------------------------------------------------------------------
(1)  Limited to 1.25% of risk weighted assets

COMMERCE BANK
Form F-4
June 30, 1994



                                   Signatures


     Under the requirements of the Securities Exchange Act of 1934, the Bank has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   COMMERCE BANK



   Date: August 10, 1994                           /s/ Gerald T. McDonald
         ---------------                           ----------------------------
                                                   Gerald T. McDonald
                                                   Executive Vice President/CFO
                                                   (804) 456-1006



   Date: August 10, 1994                           /s/ Clyde E. McFarland
         ---------------                           ----------------------------
                                                   Clyde E. McFarland
                                                   Vice President/Controller
                                                   (804) 456-1093